Exhibit 23(c)

                                 CONSENT OF ENGINEER

                    We hereby consent to the incorporation by reference in this registration statement of our report, dated May 9, 1994, which appears in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.


          WEIR INTERNATIONAL MINING CONSULTANTS

          /s/ Kenneth J. Ginnard

          Des Plaines, Illinois


          June 14, 1996